Exhibit 99.1

RE/MAX Holdings, Inc. Reports Third Quarter 2020 Results

DENVER, Nov. 5, 2020 /PRNewswire/ --

Third Quarter 2020 Highlights
(Compared to third quarter 2019 unless otherwise noted)

  Total agent count increased 5.1% to 134,769 agents
  U.S. and Canada combined agent count decreased 0.3% to 83,802 agents
  Total open Motto Mortgage franchises increased 27.9% to 133 offices1
  Total Revenue of $71.1 million; Revenue excluding the Marketing Funds increased 0.5% to $53.8 million
  Net income attributable to RE/MAX Holdings, Inc. of $3.6 million and earnings per diluted share (GAAP EPS) of $0.19
  Adjusted EBITDA2 of $30.3 million, Adjusted EBITDA margin2 of 42.7% and Adjusted earnings per diluted share (Adjusted EPS2) of $0.64

Operating Statistics as of October 31, 2020
(Compared to October 31, 2019 unless otherwise noted)

  Total agent count increased 5.9% to 136,222 agents
  U.S. and Canada combined agent count decreased 133 agents to 84,113 agents
  Total open Motto Mortgage franchises increased 26.4% to 134 offices1

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), the first national mortgage brokerage franchise brand in the U.S., today announced operating results for the quarter ended September 30, 2020.

"The continued execution of our strategy, coupled with the U.S. housing market's remarkable run, drove our very encouraging results for the third quarter," stated Adam Contos, RE/MAX Holdings Chief Executive Officer. "RE/MAX agent count in both the U.S. and Canada increased sequentially on a month-to-month basis during the third quarter, particularly in Company-owned regions, after stabilizing at the end of the second quarter. Agent count outside the U.S. and Canada surpassed the 50,000 mark during the quarter, and has now doubled in just five years. Many of our RE/MAX agents and brokers are reporting their best years ever, and our Motto Mortgage business also continues to show impressive growth, as its franchise sales through the first nine months of 2020 nearly matched the full-year total for 2019."

Contos continued, "The strategic acquisitions of wemlo and Gadberry Group during the third quarter both tie directly into our strategy of adding value for the RE/MAX and Motto Mortgage networks while broadening and diversifying our revenue and growth opportunities. These acquisitions benefit our memberships, strengthen our technology and data core, and create promising commercial possibilities beyond our networks."

Third Quarter 2020 Operating Results

Agent Count

The following table compares agent count as of September 30, 2020 and 2019:

	As of September 30,		Change
	2020	2019	#	%
U.S.	62,304	62,548	(244)	(0.4)
Canada	21,498	21,519	(21)	(0.1)
Subtotal	83,802	84,067	(265)	(0.3)
Outside the U.S. & Canada	50,967	44,191	6,776	15.3
Total	134,769	128,258	6,511	5.1

Revenue

RE/MAX Holdings generated total revenue of $71.1 million in the third quarter of 2020, a decrease of $0.5 million, or 0.7%, compared to $71.5 million in the third quarter of 2019. Total revenue decreased primarily due to previously announced agent recruiting initiatives that reduced both continuing franchise fees and Marketing Funds fees, largely offset by increased broker fees stemming from higher existing home sales, incremental revenue from acquisitions, and Motto growth. Recurring revenue streams, which consist of continuing franchise fees and annual dues, decreased $1.0 million compared to the third quarter of 2019 and accounted for 61.3% of revenue (excluding the Marketing Funds) in the third quarter of 2020, compared to 63.5% in the comparable period in 2019.

Operating Expenses

Total operating expenses were $60.3 million for the third quarter of 2020, an increase of $12.2 million, or 25.3%, compared to $48.1 million in the third quarter of 2019. Third quarter total operating expenses increased primarily due to higher selling, operating and administrative expenses, a non-cash impairment charge and increased depreciation and amortization expenses, partially offset by lower Marketing Fund expenses. Excluding the Marketing Funds from operating expenses, third quarter 2020 operating expenses totaled $43.0 million, an increase of $12.9 million or 42.9% compared to $30.1 million in the third quarter of 2019.

Selling, operating and administrative expenses were $28.2 million in the third quarter of 2020, an increase of $3.7 million, or 15.3%, compared to the third quarter of 2019 and, excluding the Marketing Funds, represented 52.5% of revenue, compared to 45.7% in the prior-year period. Selling, operating and administrative expenses increased primarily due to higher equity-based compensation expense, increased personnel costs primarily from acquisitions, and higher legal fees, partially offset by cost-savings measures implemented in 2020, including a reduction in travel and events spend as well as the elimination of the 2020 Company bonus plan and the temporary suspension of the Company's 401(k) match.

During the third quarter of 2020, the Company recorded a $7.9 million non-cash impairment charge related to its plans to sublease certain floors of the Company's corporate headquarters at market rates below the Company's current lease rate.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $3.6 million for the third quarter of 2020, a decrease of $5.6 million compared to the third quarter of 2019. Reported basic and diluted GAAP EPS were $0.20 and $0.19, respectively, for the third quarter of 2020 compared to $0.51 each in the third quarter of 2019.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $30.3 million for the third quarter of 2020, an increase of $2.2 million or 7.7% from the third quarter of 2019. Adjusted EBITDA increased primarily due to the Company's cost-savings measures and Motto expansion, partially offset by increased headcount primarily from the acquisitions of wemlo and Gadberry Group. Adjusted EBITDA margin was 42.7% in the third quarter of 2020 compared to 39.4% in the third quarter of 2019.

Adjusted basic and diluted EPS were $0.65 and $0.64, respectively, for the third quarter of 2020 compared to adjusted diluted and basic EPS of $0.61 for the third quarter of 2019. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended September 30, 2020 assumes RE/MAX Holdings owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX Holdings had in RMCO was 59.2% for the quarter ended September 30, 2020.

Balance Sheet

As of September 30, 2020, the Company had cash and cash equivalents of $89.1 million. The Company's cash and cash equivalents increased $6.1 million from December 31, 2019. As of September 30, 2020, the Company had $224.1 million of outstanding debt, net of an unamortized debt discount and issuance costs, a decrease of $1.6 million compared to $225.7 million as of December 31, 2019.

Dividend

On November 4, 2020, the Company's Board of Directors approved a quarterly cash dividend of $0.22 per share of Class A common stock. The quarterly dividend is payable on December 2, 2020, to shareholders of record at the close of business on November 18, 2020.

Outlook

The Company's fourth quarter and full-year 2020 Outlook assumes no further currency movements, acquisitions or divestitures.

For the fourth quarter of 2020, RE/MAX Holdings expects:

  Agent count to increase 4.25% to 5.25% over fourth quarter 2019;
  Revenue in a range of $69.0 million to $72.0 million (including revenue from the Marketing Funds in a range of $17.5 million to $18.5 million); and
  Adjusted EBITDA in a range of $20.0 million to $23.0 million.

For the full-year 2020, RE/MAX Holdings expects:

  Agent count to increase 4.25% to 5.25% over full-year 2019;
  Revenue in a range of $262.5 million to $265.5 million (including revenue from the Marketing Funds in a range of $64.0 million to $65.0 million), and
  Adjusted EBITDA in a range of $88.5 million to $91.5 million.

The effective U.S. GAAP tax rate attributable to RE/MAX Holdings is estimated to be between 27% and 29% in 2020.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, November 6, 2020, beginning at 8:30 a.m. Eastern Time. Interested parties can access the conference call using the link below:

http://www.directeventreg.com/registration/event/5458229

Interested parties can access a live webcast through the Investor Relations section of the Company's website at http://investors.remax.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1Total open Motto Mortgage franchises includes only "bricks and mortar" offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any "virtual" offices or "Branchises".

2Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world's leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by David and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 135,000 agents across over 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage has grown to over 125 offices across more than 30 states.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to: agent count; franchise sales; revenue; operating expenses; the Company's outlook for the fourth quarter and full year 2020; dividends; non-GAAP financial measures; estimated effective tax rates for 2020; the Company's strategy of adding value for the RE/MAX and Motto Mortgage networks while broadening and diversifying revenue and growth opportunities; the wemlo and Gadberry Group acquisitions benefit to the Company's memberships, technology and data core, and their creation of promising commercial possibilities beyond the Company's networks; housing and mortgage market conditions, including statements about the momentum in the housing market; recruiting efforts; the Company's strategic and operating plans and business models; the impact of the COVID-19 pandemic and the ability of the Company and its franchisees to adapt to the challenges presented by the COVID-19 pandemic; the Company's financial and structural strength and ability to expand its value proposition; the ability of the RE/MAX and Motto networks to find opportunities to grow and build their businesses in this very demanding time; and the local leadership demonstrated by franchisees in both brands by bringing productive agents and loan originators into the Company's networks and helping those individuals get even better at what they do. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the global COVID-19 pandemic, which poses significant and widespread risks to the Company's business, including the Company's agents, loan originators, franchisees and employees, as well as home buyers and sellers. The duration and magnitude of the impact from the COVID-19 pandemic depends on future developments that cannot be predicted at this time. The Company has already experienced significant disruption to its business as a result of the COVID-19 pandemic and such disruptions may continue. Notwithstanding any mitigation actions the Company has initiated and expects to continue as the crisis is ongoing, sustained material revenue declines relating to this crisis could impact the Company's financial condition, results of operations, stock price and ability to access the capital markets. Other important risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company's ability to enhance, market, and protect the RE/MAX and Motto Mortgage brands, (7) the Company's ability to implement its technology initiatives, and (8) fluctuations in foreign currency exchange rates, and those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remax.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

TABLE 1

RE/MAX Holdings, Inc.
Condensed Consolidated Statements of Income
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Continuing franchise fees	$24,339	$25,168	$65,220	$75,018
Annual dues	8,638	8,835	26,304	26,508
Broker fees	15,457	13,292	35,327	35,339
Marketing Funds fees	17,290	18,034	46,577	54,866
Franchise sales and other revenue	5,349	6,212	20,124	22,369
Total revenue	71,073	71,541	193,552	214,100
Operating expenses:
Selling, operating and administrative expenses	28,216	24,468	88,241	84,081
Marketing Funds expenses	17,290	18,034	46,577	54,866
Depreciation and amortization	6,850	5,595	19,572	16,694
Impairment charge - leased assets	7,902	—	7,902	—
Total operating expenses	60,258	48,097	162,292	155,641
Operating income	10,815	23,444	31,260	58,459
Other expenses, net:
Interest expense	(2,159)	(3,089)	(7,028)	(9,398)
Interest income	25	412	328	1,074
Foreign currency transaction gains (losses)	94	(50)	(75)	66
Total other expenses, net	(2,040)	(2,727)	(6,775)	(8,258)
Income before provision for income taxes	8,775	20,717	24,485	50,201
Provision for income taxes	(2,051)	(3,453)	(6,547)	(8,547)
Net income	$6,724	$17,264	$17,938	$41,654
Less: net income attributable to non-controlling interest	3,171	8,091	8,265	19,502
Net income attributable to RE/MAX Holdings, Inc.	$3,553	$9,173	$9,673	$22,152

Net income attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.20	$0.51	$0.53	$1.24
Diluted	$0.19	$0.51	$0.53	$1.24
Weighted average shares of Class A common stock outstanding
Basic	18,196,454	17,826,332	18,098,227	17,803,708
Diluted	18,368,051	17,840,158	18,182,856	17,830,942
Cash dividends declared per share of Class A common stock	$0.22	$0.21	$0.66	$0.63

TABLE 2

RE/MAX Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$89,135	$83,001
Restricted cash	15,635	20,600
Accounts and notes receivable, current portion, less allowances of $14,614 and $12,538, respectively	30,003	28,644
Income taxes receivable	718	896
Other current assets	12,484	9,638
Total current assets	147,975	142,779
Property and equipment, net of accumulated depreciation of $16,408 and $14,940, respectively	6,016	5,444
Operating lease right of use assets	39,937	51,129
Franchise agreements, net	76,065	87,670
Other intangible assets, net	31,424	32,315
Goodwill	176,302	159,038
Deferred tax assets, net	49,377	52,595
Income taxes receivable, net of current portion	1,690	1,690
Other assets, net of current portion	14,535	9,692
Total assets	$543,321	$542,352
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,727	$2,983
Accrued liabilities	52,073	60,163
Income taxes payable	7,249	6,854
Deferred revenue	23,147	25,663
Current portion of debt	2,489	2,648
Current portion of payable pursuant to tax receivable agreements	6,478	3,583
Operating lease liabilities	5,553	5,102
Total current liabilities	102,716	106,996
Debt, net of current portion	221,594	223,033
Payable pursuant to tax receivable agreements, net of current portion	30,745	33,640
Deferred tax liabilities, net	1,000	293
Deferred revenue, net of current portion	17,931	18,763
Operating lease liabilities, net of current portion	51,750	55,959
Other liabilities, net of current portion	5,408	5,292
Total liabilities	431,144	443,976
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 18,372,134 and 17,838,233 shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of September 30, 2020 and December 31, 2019	—	—
Additional paid-in capital	485,664	466,945
Retained earnings	27,951	30,525
Accumulated other comprehensive income, net of tax	476	414
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	514,093	497,886
Non-controlling interest	(401,916)	(399,510)
Total stockholders' equity	112,177	98,376
Total liabilities and stockholders' equity	$543,321	$542,352

TABLE 3

RE/MAX Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$17,938	$41,654
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,572	16,694
Impairment charge - leased assets	7,902	—
Bad debt expense	4,024	3,420
Equity-based compensation expense	8,347	4,860
Deferred income tax expense	1,889	3,630
Fair value adjustments to contingent consideration	(105)	330
Other, net	209	1,193
Changes in operating assets and liabilities	(16,305)	(16,594)
Net cash provided by operating activities	43,471	55,187
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(4,575)	(10,093)
Acquisitions, net of cash acquired	(10,627)	—
Restricted cash acquired with the Marketing Funds acquisition	—	28,495
Other	—	(1,200)
Net cash (used in) provided by investing activities	(15,202)	17,202
Cash flows from financing activities:
Payments on debt	(1,986)	(1,964)
Distributions paid to non-controlling unitholders	(10,566)	(11,460)
Dividends and dividend equivalents paid to Class A common stockholders	(12,250)	(11,298)
Payments related to tax withholding for share-based compensation	(2,268)	(836)
Net cash used in financing activities	(27,070)	(25,558)
Effect of exchange rate changes on cash	(30)	76
Net increase in cash, cash equivalents and restricted cash	1,169	46,907
Cash, cash equivalents and restricted cash, beginning of year	103,601	59,974
Cash, cash equivalents and restricted cash, end of period	$104,770	$106,881

TABLE 4

RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2020	2020	2020	2019	2019	2019	2019	2018
Agent Count:
U.S.
Company-Owned Regions	48,263	47,886	48,840	49,267	48,576	48,748	48,904	49,318
Independent Regions	14,041	13,791	13,828	13,854	13,972	13,952	13,760	13,804
U.S. Total	62,304	61,677	62,668	63,121	62,548	62,700	62,664	63,122
Canada
Company-Owned Regions	6,135	6,102	6,217	6,338	6,402	6,510	6,549	6,702
Independent Regions	15,363	15,193	15,306	15,229	15,117	14,923	14,818	14,625
Canada Total	21,498	21,295	21,523	21,567	21,519	21,433	21,367	21,327
U.S. and Canada Total	83,802	82,972	84,191	84,688	84,067	84,133	84,031	84,449
Outside U.S. and Canada
Independent Regions	50,967	48,933	47,625	46,201	44,191	42,887	41,501	39,831
Outside U.S. and Canada Total	50,967	48,933	47,625	46,201	44,191	42,887	41,501	39,831
Total	134,769	131,905	131,816	130,889	128,258	127,020	125,532	124,280

TABLE 5

RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in 000s)	2020	2019	2020	2019
Net income	$6,724	$17,264	$17,938	$41,654
Depreciation and amortization	6,850	5,595	19,572	16,694
Interest expense	2,159	3,089	7,028	9,398
Interest income	(25)	(412)	(328)	(1,074)
Provision for income taxes	2,051	3,453	6,547	8,547
EBITDA	17,759	28,989	50,757	75,219
(Gain) loss on sale or disposition of assets	(11)	(10)	(33)	353
Impairment charge - leased assets (1)	7,902	—	7,902	—
Equity-based compensation expense	3,414	(987)	8,347	4,860
Acquisition-related expense (2)	1,021	181	1,915	268
Fair value adjustments to contingent consideration (3)	250	(15)	(105)	330
Adjusted EBITDA (4)	$30,335	$28,158	$68,783	$81,030
Adjusted EBITDA Margin (4)	42.7%	39.4%	35.5%	37.8%
_______________
(1)	Represents the impairment recognized on a portion of our corporate headquarters office building.
(2)	Acquisition-related expense includes legal, accounting, advisory and consulting fees incurred in connection with the acquisition and integration of acquired companies.
(3)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liability.
(4)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 6

RE/MAX Holdings, Inc.
Adjusted Net Income and Adjusted Earnings per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in 000s)	2020	2019	2020	2019
Net income	$6,724	$17,264	$17,938	$41,654
Amortization of acquired intangible assets	4,851	4,459	14,549	13,390
Provision for income taxes	2,051	3,453	6,547	8,547
Add-backs:
(Gain) loss on sale or disposition of assets	(11)	(10)	(33)	353
Impairment charge - leased assets (1)	7,902	—	7,902	—
Equity-based compensation expense	3,414	(987)	8,347	4,860
Acquisition-related expense (2)	1,021	181	1,915	268
Fair value adjustments to contingent consideration (3)	250	(15)	(105)	330
Adjusted pre-tax net income	26,202	24,345	57,060	69,402
Less: Provision for income taxes at 24% (4)	(6,288)	(5,843)	(13,694)	(16,656)
Adjusted net income (4)	$19,914	$18,502	$43,366	$52,746

Total basic pro forma shares outstanding	30,756,054	30,385,932	30,657,827	30,363,308
Total diluted pro forma shares outstanding	30,927,651	30,399,758	30,742,456	30,390,542

Adjusted net income basic earnings per share (5)	$0.65	$0.61	$1.41	$1.74
Adjusted net income diluted earnings per share (5)	$0.64	$0.61	$1.41	$1.74
_______________
(1)	Represents the impairment recognized on a portion of our corporate headquarters office building.
(2)	Acquisition-related expense includes legal, accounting, advisory and consulting fees incurred in connection with the acquisition and integration of acquired companies.
(3)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liability.
(4)

24% is the combined federal and state statutory rate and is an estimate of our long-term tax rate assuming the full exchange of all outstanding non-controlling interests for Class A common stock. It excludes the impacts of (a) our partnership structure, (b) unusual, non-recurring tax matters, such as the conversion of First to an LLC, and (c) lower income for 2020 due to the pandemic, which is causing distorted impacts to differences between tax and GAAP accounting, and causing certain foreign taxes to be nondeductible in 2020 when they otherwise have been and we expect will be again in the future.

(5)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 7

RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,196,454	17,826,332	18,098,227	17,803,708
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,756,054	30,385,932	30,657,827	30,363,308

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,196,454	17,826,332	18,098,227	17,803,708
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	171,597	13,826	84,629	27,234
Total diluted pro forma weighted average shares outstanding	30,927,651	30,399,758	30,742,456	30,390,542
_______________
(1)	In accordance with the treasury stock method.

TABLE 8

RE/MAX Holdings, Inc.
Free Cash Flow & Unencumbered Cash
(Unaudited)

	Nine months ended
	September 30,
	2020	2019
Cash flow from operations	$43,471	$55,187
Less: Purchases of property, equipment and capitalization of software	(4,575)	(10,093)
Decreases in restricted cash of the Marketing Funds (1)	4,965	9,377
Free cash flow (2)	43,861	54,471

Free cash flow	43,861	54,471
Less: Tax/Other non-dividend distributions to RIHI	(2,277)	(3,547)
Free cash flow after tax/non-dividend distributions to RIHI (2)	41,584	50,924

Free cash flow after tax/non-dividend distributions to RIHI	41,584	50,924
Less: Debt principal payments	(1,986)	(1,964)
Unencumbered cash generated (2)	$39,598	$48,960

Summary
Cash flow from operations	$43,471	$55,187
Free cash flow (2)	$43,861	$54,471
Free cash flow after tax/non-dividend distributions to RIHI (2)	$41,584	$50,924
Unencumbered cash generated (2)	$39,598	$48,960

Adjusted EBITDA	$68,783	$81,030
Free cash flow as % of Adjusted EBITDA (2)	63.8%	67.2%
Free cash flow less distributions to RIHI as % of Adjusted EBITDA (2)	60.5%	62.8%
Unencumbered cash generated as % of Adjusted EBITDA (2)	57.6%	60.4%
_______________
(1)

This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) so as to remove the impact of changes in restricted cash in determining free cash flow.

(2)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited condensed consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, impairment charge on leased assets, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, and other non-recurring items.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;
  these measures do not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;
  these measures do not reflect the Company's income tax expense or the cash requirements to pay its taxes;
  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;
  these measures do not reflect the cash requirements pursuant to the tax receivable agreements;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;
  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and
  other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition-related expense, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, impairment charge on leased assets, acquisition-related expense and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company's performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;
  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company's operating performance; and
  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company's operating performance.

Free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to free cash flow is removed. The Company believes free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential independent region and strategic acquisitions, dividend payments or other strategic uses of cash.

Free cash flow after tax and non-dividend distributions to RIHI is calculated as free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company's consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company's ongoing tax and non-dividend distribution obligations to its non-controlling interest, free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company's excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com; or Media Contact: Kerry McGovern, (303) 796-3283, kmcgovern@remax.com